UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2020

Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida		33477
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 246-6700

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	CLUB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On April 2, 2020, Town Sports International, LLC (“TSI”), a wholly owned subsidiary of Town Sports International Holdings, Inc. (the “Company”), delivered notice terminating the asset purchase agreement (as amended, the “Purchase Agreement”), dated January 6, 2020, among TSI and Flywheel Sports, Inc., Flywheel Buckhead LLC, Flywheel Astor Place LLC, Flywheel CCDC, LLC, Flywheel Park Avenue LLC, Flywheel Williamsburg LLC, Flywheel San Francisco, LLC, Flywheel Denver Union Station, LLC and Flywheel 415 Greenwich LLC (collectively, the “Sellers”). The Purchase Agreement provided for the acquisition by TSI of substantially all of the assets of the Flywheel studio business of the Sellers and the assumption of certain liabilities of the Sellers relating to such studio business.

As a result of the termination of the Purchase Agreement, the $50,000,000 Second Lien Secured Term Loan Commitment Letter, dated January 6, 2020 (the “Commitment Letter”), between the Company and Kennedy Lewis Investment Management LLC (“KLIM”), pursuant to which KLIM committed to provide, subject to the terms and conditions set forth in the Commitment Letter, a second lien secured term loan in an aggregate principal amount of $50 million, terminated automatically in accordance with its terms.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2020, Thomas J. Galligan III resigned from the Company’s Board of Directors (the “Board”) and the Board’s Audit Committee (the “Audit Committee”) effective as of March 16, 2020. Subsequently, on March 31, 2020, the Company received notice from Nasdaq stating that, as a result of Mr. Galligan’s resignation, the Company was no longer in compliance with Nasdaq Listing Rule 5605, which requires that the Audit Committee be comprised of at least three independent directors. Pursuant to Listing Rule 5605(c)(4), Nasdaq has provided the Company a cure period during which it may restore compliance with Rule 5605, which period ends upon the earlier of (i) the Company’s next annual shareholders’ meeting or (ii) March 16, 2021. Alternatively, if our next annual shareholders’ meeting takes place before September 14, 2020, we will have until September 14, 2020 to regain compliance with Rule 5605.

On April 3, 2020, as described in greater detail in Item 5.02 herein, the Board approved the appointment of Jeffrey Crivello to the seat vacated by Mr. Galligan, and appointed him to serve as a member of the Audit Committee. The Company advised Nasdaq of Mr. Crivello’s appointment, and on April 6, 2020, the Company received notice from Nasdaq advising the Company that the Rule 5605 deficiency had been corrected by Mr. Crivello’s appointment and that the matter was closed.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 31, 2020, the Audit Committee (i) dismissed PricewaterhouseCoopers LLP (“PwC”), the Company’s current independent registered public accounting firm; and (ii) approved the appointment of BDO USA LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The decision to change independent registered public accounting firms was approved by the Audit Committee.

The reports of PwC on the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than, in the year ended December 31, 2019, to include an explanatory paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through March 31, 2020, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make a reference thereto in their reports; and (ii) there were no “reportable events” requiring disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Company provided PwC with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Current Report on Form 8-K and requested that PwC furnish a letter addressed to the SEC, as required by Item 304(a)(3) of Regulation S-K, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and if not, stating the respects in which it does not agree.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through March 31, 2020, neither the Company nor anyone on its behalf consulted BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2020, the Board approved the appointment of Jeffrey Crivello as a member of the Board with immediate effect and appointed him to serve as a member of the Audit Committee.

Mr. Crivello, age 41, has substantial experience in a number of senior executive roles in both public and private companies. He currently serves as Chief Executive Officer of BBQ Holdings, Inc., a public company that owns and operates a range of restaurants across North America. Mr. Crivello has been a director of BBQ Holdings, Inc. since August 2017 and has been its CEO since November 2017. From January 2015 until January 2020, Mr. Crivello served as the Chief Financial Officer of the hedge fund PW Partners Capital Management, LLC, where he had primary responsibility for operations and accounting. From 2012 to 2015, Mr. Crivello served as a Managing Member of Maize Capital Group, LLC, a commodity investment firm. Since 2001, Mr. Crivello has served as President of TREW Capital Management, Inc., a consulting and investment firm where he has had primary responsibility for operations. The Board has determined that Mr. Crivello has the requisite independence, professional experience and financial sophistication to serve as a member of the Audit Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP regarding Change in Independent Public Accounting Firm dated April 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 6, 2020	TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

	By:	/s/ Patrick Walsh
		Name:	Patrick Walsh
		Title:	Chairman and Chief Executive Officer